MICRO GENERAL CORPORATION
CONVERTIBLE NOTE
(MULTIPLE ADVANCES)

$2,000,000.00
Irvine, California
August 1, 1996


     MICRO GENERAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation or corporations under the Agreement hereinafter referred to), for value received, hereby promises to pay to Dito Caree L.P., a Nevada limited partnership, at its office at 3735 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109 ("Lender"), or order, principal sum of Two Million Dollars ($2,000,000), or so much thereof as shall have been disbursed by Lender and which at that time remains unpaid, together with simple interest thereon from the date hereof at the rate of nine and one-half percent (9.5%) per annum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, payable as follows: Accrued interest only on the principal amount hereof shall be payable quarterly in arrears during the first two (2) years of the term hereof commencing August 1, 1996. Thereafter, commencing August 1, 1998, the Note shall be payable in equal quarterly installments of principal and accrued interest thereon until the principal balance and all accrued but unpaid interest thereon is paid in full on or before July 31, 2001, at which time the entire unpaid balance of this Note, including principal and accrued but unpaid interest, shall be due and payable. All payments shall be applied first to accrued interest and then to principal.

     This Note may be prepaid in whole or in part at any time with the prior written consent of Lender so long as the Company gives ten (10) days' prior written notice to Lender of the Company's intent to prepay this Note or any portion hereof. Such notice shall state the proposed payment date (the "Payment Date") and the principal amount to be repaid. At any time during the term hereof, the Lender may, but shall not be obligated to, elect to convert all or any portion of the principal to be repaid on the Payment Date into shares of the Company's common stock (the "Common Stock") at the "Conversion Price" (as that term is defined in the Agreement hereinafter referred to) then in effect by delivering to the Company, to the attention of its President, written notice of its election to exercise its conversion rights as set forth herein. Notwithstanding anything contained herein to the contrary, and notwithstanding the Company's payment of this Note in whole or in part, the Lender shall retain the right to convert the then-outstanding principal balance hereof into the subject shares of Common Stock throughout the five (5) year term of this Note at the Conversion Price.

     Any partial prepayments made hereunder shall be applied to installments due hereunder in inverse order of maturity.

     This Note is duly authorized and issued by the Company, is designated as set forth on the face hereof, and is limited to the aggregate principal amount of $2,000,000.00 issued under and pursuant to that certain Convertible Note Purchase Agreement, dated as of August 1, 1996 (herein called the "Agreement"), duly executed and delivered by the Company and Lender, to which Agreement reference is hereby made for a further description of the rights, limitation of rights, obligations, and duties thereunder of the Company and Lender. In case an Event of Default shall have occurred under this Note or under the Agreement (as the term "Event of Default" is defined in said Agreement), the principal balance hereof and all accrued but unpaid interest thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Agreement.

     Reference is hereby made to the further provisions of the Agreement, including, without limitation, provisions giving the Lender of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations more fully specified in the Agreement. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Note and not otherwise defined still have the meanings assigned to such terms in the Agreement.


     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


Dated: August 1, 1996                            MICRO GENERAL CORPORATION
                                                   (the "Company")
                                                  By:  /s/ Linda Morton
                                                  Name:  Linda Morton
                                                  Title: Corporate Secretary